                                                                      Exhibit 99



                                Company Overview



                                   EINSTEIN
                                  BAGEL CORP.
                                     NOAH

                                CREDIT | FIRST
                                SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

Company Overview

     Credit Suisse First Boston Corporation ("CSFB") is serving as the financial advisor of Einstein/Noah Bagel Corp. ("ENBC") and its subsidiary Einstein/Noah Bagel Partners, L.P. ("Bagel Partners" and together with ENBC, the "Company") in connection with the sale of all or a substantial amount of the assets of the Company pursuant to the sales procedures established by the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") pursuant to 11 U.S.C. (S)(S) 105 and 363 or otherwise (the "Transaction").

     This Company Overview (the "Overview") is being delivered to parties who may have an interest in pursuing the Transaction. The sole purpose of this Overview is to provide the recipient with an opportunity to decide whether to proceed with an in-depth investigation of the Company in accordance with procedures established by the Bankruptcy Court and the Company. This Overview does not purport to contain all of the information that may be required to evaluate all of the factors which would be relevant to a recipient considering entering into any Transaction. In addition, delivery of this Overview shall not in any way create any implication that there has been no change in the affairs of the Company or that any information and data contained herein are correct as of any time subsequent to their date. Neither the Company nor CSFB expects to update or otherwise revise this Overview. Accordingly, any recipient hereof should conduct its own investigation and analysis.

     CSFB has not independently verified any of the information contained herein. None of the Company, CSFB or any of their respective affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written or oral communication transmitted or made available to any recipient. The Company and CSFB and their respective affiliates and representatives expressly disclaim any and all liability based, in whole or in part, on such information, errors therein or omissions therefrom.

     In addition, this Overview includes certain projections and forward looking statements provided by the Company with respect to the anticipated future performance of the Company. Such projections and forward looking statements reflect various assumptions of management concerning the future performance of Company, which assumptions may or may not prove to be correct. The actual results will vary from the anticipated results and such variations may be material. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections or forward looking statements based thereon. Only those representations and warranties which may be made in a definitive written agreement relating to a Transaction, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.



CREDIT | FIRST
SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

Transaction Overview/Summary Bidding Procedures

   On February 12, 2001, the Company announced that it was seeking Bankruptcy Court approval of the sale of substantially all of the assets of ENBC and Bagel Partners to ENB Acquisition LLC ("ENB Acquisition"), an affiliate of Three Cities Fund III, L.P., a New York-based private equity investor. ENB Acquisition has made a proposal ($145.0 million in cash and the assumption of $22.7 million in current liabilities, together with other obligations/(1)/) to acquire substantially all of the assets of ENBC and Bagel Partners that are used in or related to the business.

   The Bankruptcy Court has authorized the Company to solicit bids for the purchase of substantially all of its assets under Section 363 of the Bankruptcy Code. In accordance therewith, the Company may solicit and accept an acquisition proposal from a party other than ENB Acquisition. If the Asset Purchase Agreement is terminated and the Company accepts an acquisition proposal from a party other than ENB Acquisition, whether by means of a plan of reorganization or otherwise, then in certain circumstances the Company will pay ENB Acquisition a $5.0 million topping fee (the "Termination Payment"). There is no expense reimbursement provision in the Asset Purchase Agreement (a copy of which will be provided upon request).

   Alternative bids for the assets are required to provide for all-cash consideration (which may include the assumption of current liabilities) and must conform to certain bidding procedures which have been approved by the Bankruptcy Court (the "Bidding Procedures"). The Bidding Procedures are summerized as follows /(2)/:

   Initial Overbids.  The initial minimum overbid must be $173.7 million, which
   ----------------
   is $1.0 million greater than the total consideration to be paid ($167.7 million - including the assumption of $22.7 million of current liabilities) plus the Termination Payment ($5.0 million). Such overbids must constitute Qualified Bids and be made by a Qualified Bidder, all as defined and more fully described in the Bidding Procedures (a copy of which will be provided upon request).

   Bid Deadline.  A Qualified Bidder that desires to make a bid shall deliver
   -------------
   written copies of its bid to (i) Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606,
   Attention: J. Eric Ivester, (ii) Einstein/Noah Bagel Corp., 1687 Cole Boulevard, Golden, Colorado 80401, Attention: Paul A. Strasen, Esq., and
   (iii) Greenberg Traurig, LLP, One East Camelback Road, Suite 1100, Phoenix, Arizona 85012, Attention: Charles R. Sterbach, Esq., not later than 5:00 p.m. (Phoenix time) on May 14, 2001 (the "Bid Deadline").

   Subsequent Bidding at Auction.  If the Company receives a Qualified Bid other
   ------------------------------
   than the Qualified Bid of ENB Acquisition as embodied in the Asset Purchase Agreement, an auction (the "Auction") will be conducted. The Auction will commence at 10:00 a.m. (Phoenix time) on May 23, 2001, at the United States Bankruptcy Court for the District of Arizona, Courtroom 6, 10th Floor, 2929
   N. Central Avenue, Phoenix, Arizona 85067-4151 or such later time or other place as the Company shall notify all Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction. The opening bid at the Auction must be at least $1.0 million greater than the highest Qualified Bid submitted prior to the Auction; thereafter, bidding is to proceed in $500,000 increments. If the Company does not receive any Qualified Bids other than that of ENB Acquisition, the Company will report the

   /(1)/ The purchase agreement dated February 10, 2001 by and among the Company and ENB Acquisition (the "Asset Purchase Agreement") also provides for ENB Acquisition to assume contracts that constitute approximately $12.3 million of ordinary course long-term liabilities in the aggregate and to assume various contracts and leases of ENBC and Bagel Partners.

   /(2)/ To the extent the terms of the Bidding Procedures are different than the summary contained herein, the terms of the Bidding Procedures shall govern. Copies of the Bidding Procedures are available upon request.

   CREDIT | FIRST
   SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

   same to the Bankruptcy Court and will request that the Bankruptcy Court approve the sale of the Purchased Assets (as defined in the Asset Purchase Agreement) to ENB Acquisition in accordance with the terms set forth in the Asset Purchase Agreement.

Company Overview

   The Company owns and operates specialty retail stores that feature fresh-baked bagels, proprietary cream cheeses, specialty coffees and teas, and creative soups, salads and sandwiches, primarily under the Einstein Bros. Bagels brand name and also under the Noah's New York Bagels brand name. The Company's primary brand, Einstein Bros. Bagels, was developed by the Company after it was formed in March 1995. The Noah's New York Bagels brand was acquired by the Company in February 1996. As of February 2001, there were 460 Company stores in operation systemwide in 45 designated market areas ("DMAs"), including 373 Einstein Bros. Bagels stores in 38 of such DMAs throughout the United States and 87 Noah's New York Bagels stores in seven of such DMAs located in northern California, portions of Los Angeles, Portland and Seattle/Tacoma. The Company also licenses three Einstein Bros. Bagels stores located in Phoenix, Arizona, Washington, DC and Winter Park, Colorado and two Noah's New York Bagels stores located in the San Francisco International Airport and the San Jose International Airport.

   [DIAGRAM APPEARS HERE]

   A key component of the Company's product strategy is its offering of fresh-baked bagels, produced utilizing proprietary processes that allow for maximum inclusion of high quality ingredients, such as whole blueberries, raisins and nuts. Bagels are offered in a wide variety of both traditional and creative flavors and are baked fresh throughout the day in each store using steamed-baking processes. The Company's stores also offer consumers a line of traditional and creative flavors of cream cheese and an extensive line of beverages featuring branded coffees and teas, fruit teas, bottled and fountain sodas, juices and waters. The menu also includes creative soups, salads and sandwiches offering customers a variety of lunch alternatives, as well as branded retail products that support

   CREDIT | FIRST
   SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

   the major menu categories, including ground and whole bean coffees, teas, bagel chips, coffee mugs and other items. Stores are solely in leased locations and typically consist of approximately 2,000 square feet with substantial indoor seating and when practical, additional outdoor seating.

Company Background

   From 1995 to 1997, ENBC pursued an aggressive growth strategy aimed at establishing its presence and brand awareness in local markets. During this period, stores were developed and operated largely by the efforts of area developers (the "Area Developers"). In 1997, ENBC entered into a series of transactions (the "1997 Transactions"), whereby four of ENBC's five Area Developers were merged into a surviving area developer, Bagel Partners. Following the 1997 Transactions, the Company, under a new management team led by Robert Hartnett, implemented a number of measures to integrate business operations and procure the expected benefits from the 1997 Transactions.

   Despite the Company's successful integration of operations after the 1997 Transactions, the Company's resources proved to be insufficient to meet its current and future operational, financial and capital requirements on a current and long-term basis. In the months leading up to the filing of the Chapter 11 cases, the Company was faced with several immediate concerns relating to its ability to fund its operations on a current basis. First, it became clear that, as a result of the financial covenants governing additional borrowings under its pre-petition credit facility (the "Facility"), the Company would encounter difficulty in making additional draws under the Facility, thereby jeopardizing the Company's ability in the near term to fund operations, make necessary capital improvements and pay its obligations as they became due. In addition, the Company did not anticipate having sufficient liquidity to repay the balance of the Facility, under which $42.5 million was outstanding immediately prior to the commencement of the Chapter 11 cases, and which would have become due and payable in its entirety in October 2000. ENBC also faced potential payment defaults under its 7 1/4% Convertible Subordinated Debentures due 2004 (the "Debentures") and did not anticipate having sufficient liquidity to make its semi-annual interest payment on the Debentures on June 1, 2000.

   On April 27, 2000, ENBC and Bagel Partners filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. ENBC and Bagel Partners are operating their businesses as debtors-in-possession, subject to the jurisdiction of the Bankruptcy Court. The Chapter 11 cases are being jointly administered for procedural purposes.

Business Strategy

   Maintain Efficient Operations

   The Company has designed and implemented restaurant managerial and operating procedures that enable it to control expenses while improving food quality and customer service. The Company maintains two bagel manufacturing facilities (one in Indianapolis, operated by a third- party baking company, and one in Whittier, California, operated by the Company) which take advantage of volume purchasing of food ingredients and provide system-wide consistency and economies of scale. To develop and motivate its restaurant managers, the Company offers performance-based incentive compensation and opportunities for advancement. These

   CREDIT | FIRST
   SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

   incentives are paid in cash and are tied to store-level performance, including various weekly per store average ("WPSA") sales and store-level margin hurdles.

   Expand Menu Offering

   The Company has successfully expanded the Einstein Bros. menu into gourmet sandwiches, foccacia, bagel dogs and gourmet salads, winning greater credibility for its lunch day-part. Management believes that there is further opportunity for new unit expansion with the Company's repositioned fast-casual business model. Upon completing its menu expansion at the Einstein Bros. stores, the Company's management is focusing on the Noah's stores and anticipates making similar improvements.

   Open New Restaurants

   The Company plans to embark on a store expansion strategy to increase market penetration and consumer awareness in existing markets such as Chicago, South Florida, Phoenix, Las Vegas and Albuquerque. The Company hopes to accelerate its expansion program by opening new restaurants in both traditional store venues and alternative formats such as hotels, airports and colleges. The Company has opened only 27 new restaurants since the end of 1997, focusing more on improving existing operations and developing uniformity between concepts. During the period following its emergence from Chapter 11 through the end of 2003, the Company expects to open approximately 145 new Company-operated stores. The economics for these new units are compelling, with an anticipated per store cost of $350,000 and a three to four year payback.

   [PICTURE APPEARS HERE]

   Develop Franchise System

   Though ENBC historically franchised its stores through its Area Developer system, difficulties resulting from that system led ENBC to cease franchising efforts in 1997. As the Company emerges from Chapter 11, it plans to increase market penetration by resuming franchising and licensing of its concepts. This franchise approach will enable the Company to increase market penetration and enter new markets without additional capital expenditures. Management believes that the increased breadth of its menu and day-part offerings, as well as the attractive cost of new stores, will make the Company more attractive to franchisees and licensees. During the period following its emergence from Chapter 11 through the end of 2003, the Company anticipates opening approximately 455 franchised and licensed units. Under the proposed franchising structure, franchisees would be required to pay royalties of 5.0%-7.5% of revenues to the Company, of which approximately 82.0% is expected to translate into earnings before interest, taxes, depreciation and amortization ("EBITDA"). This franchising strategy is expected to provide the Company significant cash flow with which to pursue its growth strategy.

   Expand Catering Business

   The Company launched its catering business in September 1998, primarily through the Einstein Bros. concept. Since its beginning, the catering business has generated almost $16 million in total revenue, with the bulk of sales derived from the breakfast segment (approximately 50%). Catering sales in 2000 increased 3% over 1999, to $9 million. As the vast majority of catering sales (80%) are generated in only six of Einstein Bros.' 38 designated market areas,

   CREDIT | FIRST
   SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

   management believes there is significant opportunity to grow this segment of the business by expanding catering services in under-penetrated existing markets, as well as new markets. In addition, the catering business will benefit from the continued growth of the Company's lunch menu.

Investment Highlights

   Successful Concepts

   Performance at both the Company's Einstein Bros. and Noah's concepts has improved significantly in recent years. Since December 1997, management's focus on overhead control, store-level operations and product innovation has led to an increase in net WPSA sales from $12,980 in 1997 to $14,847 in 2000 (for those stores open all year). Store-level margins have improved by 8.0% (from 7.8% in 1997 to 15.8% in 2000).

   Growth Potential

   Based on the success of new locations opened during management's tenure and the lunch rollout, there is a significant opportunity for the Company to increase sales through new unit expansion and improvement of existing units, leveraging off of its growing lunch business. Additional growth may come from expansion of the Company's catering business, opening stores and kiosks in high traffic institutional locations such as airports, hotels and universities, as well as franchising. During the period following its emergence from Chapter 11 through the end of 2003, the Company anticipates opening approximately 145 company owned stores and 455 franchised and licensed units.

   Experienced Management Team

   The Company's management team is composed of a number of industry veterans with proven management experience. In the Florida market, which CEO Robert Hartnett controlled, successful site selection, staffing and operational practices resulted in net WPSA sales and store level margins approximately 20% and 85% higher, respectively, than the remaining Company system as a whole, as of first quarter 1998. These same best-practices successfully implemented in Florida have been the basis of the operational improvements at Einstein Bros. and are the foundation of the Noah's strategy.

   Attractive and Stable Business

   Since the Company began the rollout of its lunch program in mid-1998, its average check has improved, with net WPSA sales increasing by 8.7%. These results were accomplished despite limited advertising over the period (3.2% of sales in 1999-2000 versus 3.6% of sales in 1998). This strong performance demonstrates the attractiveness of the Company's business model as well as the Company's ability to maintain stable growth.

   Unique Niche and Established Brand

   As a fast casual restaurant, the Company competes to a lesser degree with traditional fast food and full service restaurants. While fast food restaurants cannot match the depth, variety and quality of the Company's menu, full service restaurants are unable to match the Company's convenience and reasonable cost. Furthermore, local restaurants do not have the advantage of the Company's brand name recognition. In their respective regions, Einstein Bros. and Noah's are identifiable brands with a broad customer base (18-54 years old) drawn to their attractive stores and quality food. Unlike many quick service restaurants which emphasize lower prices,

   CREDIT | FIRST
   SUISSE | BOSTON

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

   the Company's restaurants focus on offering customers higher quality, a broader menu and attentive customer service.

   Favorable Industry Trends

   Convenience is becoming an increasingly vital aspect of food service as multi-income households increasingly become the norm. With more people in the work force, fewer households have time to spend preparing food, thereby increasing the need for convenient, high-quality alternatives. Fast casual restaurants stand to benefit from this gradual evolution.

   CREDIT | FIRST
   SUISSE | BOSTON

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

[SYMBOL]                                                                [SYMBOL]


Financial Performance

--------------------------------------------------------------------------------
                           EINSTEIN/NOAH BAGEL CORP
                Historical/Projected Financial Information (1)
                   Condensed Consolidated Income Statement
               (in millions, except number of stores and WPSA)
--------------------------------------------------------------------------------

                                               Historical Fiscal Year        Projected Fiscal Year
                                            ----------------------------  ---------------------------
                                                 1999         2000         2001       2002      2003
                                                 ----         ----         ----       ----      ----
Company Stores:
Beginning Company Stores                         546          539         458          468        513
Openings                                           7            3          10           45         90
Closings                                         (14)         (84)          -            -          -
                                            ---------------------------------------------------------
Ending Company Stores                            539          458         468          513        603

Franchised/Licensed Stores:
Beginning Franchised/Licensed Stores               -            -           5           25        185
Openings                                           -            5          20          160        275
Closings                                           -            -           -            -          -
                                            ---------------------------------------------------------
Ending Franchised/Licensed Stores                  -            5          25          185        460
Total Ending Number of Stores                    539          463         493          698      1,063

Net Weekly Per Store Average Sales
                                            ---------------------------------------------------------
Franchised/License Stores                         NM           NM     $11,910    $  12,291    $12,685
Company Stores                                13,294       14,483      15,140       15,240     15,200
                                            =========================================================
Revenue:
Company Store Net Revenue                    $ 375.5     $  375.7     $358.7     $   387.3    $ 439.5
Franchised /Licensed Royalties                    NM           NM        0.4           4.2       13.2
Franchised/Licensed Fees                          NM           NM        0.5           3.8        6.6
                                            ---------------------------------------------------------
Total Net Revenue                            $ 375.5     $  375.7     $359.6     $   395.3    $ 459.3

Operating Expenses (2):
Store Expenses                               $ 317.6     $  316.3     $298.9     $   322.8    $ 366.6
SG&A (3)                                        32.6         31.3       30.5          31.8       35.7
                                            ---------------------------------------------------------
Total Operating Expenses                     $ 350.2     $  347.6     $329.4     $   354.6    $ 402.3

EBITDA (3)                                   $  25.3     $   28.1     $ 30.2     $    40.7    $  57.0
Adjustments (4)                                    -          2.6        0.9             -          -
                                            ---------------------------------------------------------
Adjusted EBITDA                              $  25.3     $   30.7     $ 31.1     $    40.7    $  57.0

Depreciation/Amortization                    $  26.5     $   30.0     $ 26.6     $    25.0    $  28.6

(1) The financial projections were prepared assuming the Company would emerge from Chapter 11 on June 30, 2001.
(2)  Excluding Depreciation and Amortization.
(3)  Excludes non-recurring charges (as defined in the Company's loan agreements).
(4) Adjustments include: closed stores adjustment of $0.8 million, one-time overhead charge of $1.0 million and an incentive compensation charge of $0.8 million in FY2000 and an incentive compensation charge of $0.9 million in FY2001.
--------------------------------------------------------------------------------

ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THE FOREGOING PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE COMPANY'S INDEPENDENT CERTIFIED ACCOUNTANTS. WHILE PRESENTED WITH NUMBERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE, COMPANY, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. PROSPECTIVE BIDDERS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR DETERMINATIONS OF WHETHER TO MAKE A BID, OR THE AMOUNT OF ANY BID.


CREDIT  |  FIRST
SUISSE  |  BOSTON

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